Exhibit 99.1

AutoNation, Inc. Announces Pricing for Debt Tender Offer

FORT LAUDERDALE, Fla. (April 5, 2006) — AutoNation, Inc. (NYSE: AN), America’s largest automotive retailer, today set the pricing for its previously announced cash tender offer and consent solicitation in respect of its outstanding 9% Senior Notes due 2008 (the “Notes”). The terms of the tender offer and consent solicitation for the Notes are detailed in AutoNation’s Offer to Purchase and Consent Solicitation Statement dated March 10, 2006 (the “Offer to Purchase”).

The total consideration for the Notes was determined as of 2:00 p.m., New York City time, on April 5, 2006, using the yield of the 4.125% U.S. Treasury Note due August 15, 2008 (the “Reference Security”) plus a fixed spread of 50 basis points. The yield on the Reference Security, as calculated by J.P. Morgan Securities Inc. and Wachovia Securities, was 4.72%. Accordingly, the total consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Notes validly tendered and not withdrawn at or prior to 5:00 p.m., New York City time, on March 24, 2006 (the “Consent Deadline”) is $1,080.89, which includes a consent payment of $30.00. The tender offer consideration, excluding accrued and unpaid interest, for each $1,000 principal amount of Notes validly tendered after the Consent Deadline but at or before the Offer Expiration Date (as defined below) is $1,050.89, which equals the total consideration less the consent payment.

AutoNation’s offer to purchase the Notes is subject to the satisfaction or waiver of various conditions as described in the Offer to Purchase, including a financing condition. Notes may be tendered pursuant to the tender offer until 10:00 a.m., New York City time, on April 12, 2006 (the “Offer Expiration Date”), or such later date and time to which the Offer Expiration Date is extended by AutoNation.

The dealer managers for the tender offer and consent solicitation are J.P. Morgan Securities Inc. ((212) 270-7407, call collect) and Wachovia Securities ((704) 715-8341, call collect). Requests for documents may be directed to Innisfree M&A Incorporated, the Information Agent, toll-free at (877) 825-8631 (banks and brokers may call collect at (212) 750-5833).

About AutoNation, Inc.

AutoNation, Inc., headquartered in Fort Lauderdale, Fla., is America’s largest automotive retailer and a component of the Standard and Poor’s 500 Index. AutoNation has approximately 27,000 full-time employees and owns and operates 345 new vehicle franchises in 17 states.

This press release is for informational purposes only and does not constitute an offer to buy or the solicitation of an offer to sell AutoNation’s 9% senior notes due 2008. The offer and the consent solicitation are being made only pursuant to the Offer to Purchase, letter of transmittal and consent and related materials that AutoNation previously distributed to noteholders. Noteholders and investors should read carefully the Offer to Purchase, letter of transmittal and consent and related materials because they contain important information, including the various terms of, and conditions to, the offer and the consent solicitation.

Certain statements and information included in this release constitute “forward-looking statements” within the meaning of the Federal Private Securities Litigation Reform Act of 1995. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results, performance or achievements of AutoNation to be materially different from any future results, performance or achievements expressed or implied in such forward-looking statements. Additional discussion of factors that could cause actual results to differ materially from management’s projections, estimates and expectations is contained in AutoNation’s SEC filings. AutoNation undertakes no duty to update its forward-looking statements.

Notwithstanding any statement in this press release to the contrary, the safe harbor protections of the Private Securities Litigation Reform Act of 1995 do not apply to statements made in connection with a tender offer.